UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2011

Warner Music Group Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

WMG Acquisition Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	333-121322	68-0576630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Co-Registrant’s under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 17, 2011, Warner Music Group Corp. (the “Company”) entered into indemnification agreements (“Indemnification Agreements”) with each of its twelve current directors (each, an “Indemnitee”). The Company’s entry into the Indemnification Agreements was proposed and approved prior to the execution of the Agreement and Plan of Merger, dated as of May 6, 2011, by and among the Company, Airplanes Music LLC and Airplanes Merger Sub, Inc.

The Indemnification Agreements provide that the Company will hold each Indemnitee harmless from and against liabilities, losses, costs, expenses and other matters that may result from or arise in connection with such Indemnitee’s status or capacity as a director of the Company to the fullest extent permitted by law, so long as such Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company. Under the terms of the Indemnification Agreements, the Company also agreed to advance expenses to such directors upon a written request from the Indemnitee so long as, to the extent required by applicable law, the Indemnitee submits to the Company an unsecured written undertaking to repay any expenses advanced if it is ultimately determined that such Indemnitee is not entitled to indemnification under the Indemnification Agreement. Each Indemnification Agreement also sets forth the procedures that will apply in the event that the Indemnitee seeks indemnification or expense advancement thereunder as well the procedures for enforcement of indemnification and advancement rights.

The Indemnification Agreements are in addition to, and do not limit in any way, any other rights to indemnification or advancement of expenses to which the Company’s directors may be entitled under the Company’s certificate of incorporation or bylaws, under any other agreement or insurance policy or otherwise under applicable law.

The form of indemnification agreement entered into between the Company and its directors is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Michael Fleisher

On May 17, 2011, Michael Fleisher submitted his resignation of all employment and directorships with WMG Acquisition Corp. and its affiliates effective as of May 31, 2011. Mr. Fleisher will continue to be paid at his current salary through May 31, 2011 and his severance arrangements will be in accordance with his amended employment agreement.

Amendments to Certain Restricted Stock Agreements

The Company and each of Edgar Bronfman, Jr., our Chairman and CEO, and Lyor Cohen, Vice Chairman, Warner Music Group and Chairman and CEO, Recorded Music—Americas and the U.K., have entered into amendments dated as of May 20, 2011 (the “Amendments”) to their respective restricted stock award agreements previously entered into with the Company on March 15, 2008, as amended on January 18, 2011. The Amendments provide that, except in the event of the executive’s earlier termination of employment without “cause” or his resignation for “good reason”, through the day prior to the consummation of the proposed merger transaction with Airplanes Music LLC and Airplanes Merger Sub, Inc. in accordance with the merger agreement (the “Merger Agreement”), or if earlier, through the date of termination of the Merger Agreement in accordance with its terms (such period, the “suspended period”), the market price of the Company’s common stock will not be taken into account to determine the satisfaction of the performance vesting criteria applicable to the restricted stock. In the event the Merger Agreement is terminated in accordance with its terms, the satisfaction of the performance criteria will be determined as if the day before and the day after the suspended period were consecutive days.

Other than with respect to the changes highlighted above, the terms of Mr. Bronfman’s and Mr. Cohen’s restricted stock awards remain unchanged. The restricted stock award agreement, dated as of March 15, 2008, by and between the Company and Mr. Bronfman, and the first amendment thereto were previously filed with the SEC, respectively, as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on March 17, 2008 and Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 19, 2011. The restricted stock award agreement, dated as of March 15, 2008, by and between the Company and Mr. Cohen, and the first amendment thereto were previously filed with the SEC, respectively, as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on March 17, 2008 and Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on January 19, 2011.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

10.1	Form of Indemnification Agreement between Warner Music Group Corp. and its directors

10.2	Second Amendment, dated as of May 20, 2011, to Restricted Stock Award Agreement, dated as of March 15, 2008 and as amended on January 18, 2011, by and between Warner Music Group Corp. and Edgar Bronfman, Jr.

10.3	Second Amendment, dated as of May 20, 2011, to Restricted Stock Award Agreement, dated as of March 15, 2008 and as amended on January 18, 2011, by and between Warner Music Group Corp. and Lyor Cohen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Warner Music Group Corp.

Date: May 20, 2011	By:	/s/ Paul Robinson
Paul Robinson
General Counsel

WMG Acquisition Corp.

Date: May 20, 2011	By:	/s/ Paul Robinson
Paul Robinson
General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Form of Indemnification Agreement between Warner Music Group Corp. and its directors

10.2	Second Amendment, dated as of May 20, 2011, to Restricted Stock Award Agreement, dated as of March 15, 2008 and as amended on January 18, 2011, by and between Warner Music Group Corp. and Edgar Bronfman, Jr.

10.3	Second Amendment, dated as of May 20, 2011, to Restricted Stock Award Agreement, dated as of March 15, 2008 and as amended on January 18, 2011, by and between Warner Music Group Corp. and Lyor Cohen.

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